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                                                                  EXHIBIT 10.11

                   SALE AGREEMENT AND ASSIGNMENT OF PATENTS
                   ----------------------------------------

          Agreement made this ______ day of _______ 1998 between James P. Crawford ("Seller") whose address is 436 West Landstreet, Orlando, Florida 32824 and Crawford Equipment & Engineering Company, a Florida corporation ("Buyer") whose address is 436 West Landstreet, Orlando, Florida 32824.

                                   RECITALS
                                   --------

          WHEREAS, Seller is the owner of certain U.S. Letters Patent Nos. 4,512,264 issued April 23, 1985; 4,685,403 issued August 11, 1987; 4,890,367 issued January 2, 1990; and 5,152,232 issued October 6, 1992 the ("Patents") that are designed for use in the manufacture of packaged combustion equipment systems; and

          WHEREAS, the Buyer is desirous of acquiring the Patents in accordance with the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements contained herein, the parties hereto intending to be legally bound, covenant and agree as follows :

          1.      Purchase Price.
                  --------------

          Buyer agrees to pay to Seller as consideration for the purchase of the Patents the sum of $875,000 together with certain royalty payments as hereinafter described. Buyer at its sole discretion may elect to finance up to $375,000 of the purchase price over a five (5) year term. At such election, Buyer shall execute a promissory note in a form substantially similar to that promissory note attached hereto as Exhibit A in the principal sum not to exceed $375,000, which shall bear interest at the rate of eight percent (8%) per annum. Payments of principal and interest due under the note, if applicable, shall be paid quarterly in equal installments.

          2.      Royalty Fee.
                  -----------

          (a) As additional consideration for the sale of the Patents described herein Buyer shall pay to Seller until the expiration of the last Patent transferred hereunder, which takes place on October 6, 2009, or until this Agreement is sooner terminated a royalty fee equal to $350 for each system manufactured by the Company that implements one or more of the Patents.

          (b) Seller shall collect royalty fees directly from the Buyer on a monthly basis. Said payments shall be due and payable in immediately available U.S. funds, by the fifth day following the end of each month, for products sold during that month.

          (c) Upon Buyer's failure to timely deliver any payment due hereunder, a late penalty of five percent (5%) of the total amount of the royalty fees due and payable shall be immediately



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assessed, provided, however, that in the event Buyer shall remain in arrears for more than three (3) months for royalty fees due and payable with respect to any calendar month ("Arrears"), a late penalty of Eighteen Percent (18%) per annum, or One and One-half Percent (1 1/2%) per month, shall be assessed against such Arrears, which assessment shall be deemed to have commenced as of the date upon which such Arrears was due and payable hereunder, provided further, that in such case the initial five Percent (5%) late penalty shall be credited towards the assessed Eighteen Percent (18%) late penalty. This provision shall survive the termination of this Agreement.

     3.   Reports and Records.
          -------------------

     (a) Within thirty (30) days after the end of each calendar quarter, Buyer shall deliver to Seller a report reflecting the gross sales for all products sold by the Buyer, in the immediately preceding calendar quarter for which royalties are due hereunder, (ii) the quantities and amount of all products sold by the Buyer for which royalties are due hereunder, in the immediately preceding calendar quarter, and (iii) the computation of royalty fees payable to the Seller with respect thereto.

     (b) Buyer agrees to maintain complete accurate books and records in sufficient detail to enable the royalty fees payable hereunder to be determined, and further agrees that the Seller shall have the right, at its own expense, upon twenty-four (24) hours notice, to examine Buyer's books and records to the extent necessary to verify Seller's reports rendered pursuant to Article 4(a) hereof, the amounts of fees due and payable to Seller under this Agreement, and/or Buyer's compliance in other respects with this Agreement. Such examination shall be conducted by Seller or a personal representative designated by Seller and acceptable to Buyer, provided, however, that Buyer's acceptance of Seller's designated personal representative shall not be unreasonably withheld.

     4.   Seller's Representations & Warranties.
          -------------------------------------

     Seller represents and warrants as follows:

     (a) Seller is the party named in the Patents and is the party who made or caused to be made the application for the U.S. Letters Patent;

     (b) The Patents are valid, and in full force and effect as of the date of this Agreement;

     (c) The Patents to be sold, transferred and assigned hereunder are free and clear of any and all liens, claims, security interests, pledges, hypothecations or other encumbrances of any nature or kind and no interest in any of the Patents has been previously or simultaneously granted, transferred, assigned or otherwise conveyed.

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     5.  Assignment and Transfer of Patents.
         ----------------------------------

     In consideration of the sum of $875,000 evidenced in cash or in cash together with an executed promissory note, the principal amount of which may not exceed the sum of $375,000, the receipt of which consideration is hereby acknowledged, Seller hereby sells, transfers and assigns to the Buyer all of Seller's rights, title and interest in the improvements made to and the U.S. Letters Patent issued for such Patents with such rights, title and interest to the Patents to be held to the full end of the term for each of the respective Patents for which the Letters Patent or any reissues, renewals or extensions thereof are or may be granted.

     6.  Arbitration.
         -----------

     Any dispute or controversy arising out of or relating to this Agreement or its actual or alleged breach shall be finally settled by arbitration, to be conducted in Orange County, Florida, in accordance with the rules then in effect of the American Arbitration Association in accordance with those rules, and judgement upon the award rendered therein may be entered in any court having jurisdiction thereof.

     7.  Governing Law.
         -------------

     This Agreement shall be construed and interpreted in accordance with the law of the State of Florida. In any action to interpret this Agreement, or to resolve any dispute between the parties arising hereunder, the prevailing party shall be entitled to its attorney fees, costs and expenses.

     8.  Notices.
         -------

     Any notices required or permitted under this Agreement shall be sent by U.S. certified mail, return receipt requested, and addressed follows:

     To Licensee:   Crawford Equipment & Engineering Co.
                    436 West Landstreet
                    Orlando, Florida 32824

     To Licensor:   Mr. James P. Crawford
                    436 West Landstreet
                    Orlando, Florida 32824

Such notice shall be deemed received three (3) days after the mailing thereof.

     9.  Complete Agreement.
         ------------------

     This Agreement shall constitute the entire understanding between the parties with respect to the subject matter hereof and shall supersede all previous or contemporaneous negotiations, commitments or writings with respect to such subject matter. Licensor and Licensee each acknowledge that it has not executed

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this Agreement in reliance upon any promise, representation or warranty not expressly set forth herein. This Agreement may not be released, discharged, changed, modified or amended except by any instrument in writing duly executed by both of the parties hereof.

     10. Binding Effect.
         --------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.

     11. No Waiver of Enforcement.
         ------------------------

     The failure of any party to require performance of any term of this Agreement or the waiver of any party of any breach under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver by that party of any subsequent breach.

     12. Invalidity.
         ----------

     The invalidity of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid under the law. In the event that any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall be invalidated, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                         BUYER:
---------------------------              CRAWFORD EQUIPMENT & ENGINEERING
Witness                                  COMPANY

---------------------------            By
Witness                                  -------------------------------
                                         Steven Atkinson, President


---------------------------              Seller:
Witness

---------------------------              -------------------------------
Witness                                  James P. Crawford


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